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                         BILL OF SALE

     This BILL OF SALE is made and entered into as of the 31st day of July, 1998, by and between RIMAGE SERVICES GROUP ("Transferor"), a division of Rimage Corporation, a Minnesota corporation, located at 9701 Penn Avenue South, Bloomington, Minnesota 55431, and ADVANCED DUPLICATION SERVICES, INC. ("Transferee"), a Minnesota corporation, located at 2155 Niagara Lane North, Suite 120, Plymouth, Minnesota 55447.

                           WITNESSETH:

     WHEREAS, Transferee wishes to acquire, and Transferor wishes to sell, transfer and convey to Transferee, all of Transferor's right, title and interest in and to the equipment listed on Schedule A hereto (collectively, the "Equipment");

     NOW, THEREFORE, in consideration of the premises and the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:


1. Transferor hereby irrevocably sells, grants, assigns, transfers, conveys, delivers and sets over unto Transferee any and all of its right, title and interest in the Equipment, subject to the following liens, claims and encumbrances:

                               none

2. Transferor hereby represents, warrants and covenants that (a) it is the owner of good, marketable title to the Equipment, (b) the Equipment is free from all liens and encumbrances (except as listed above) and (c) Transferor has the right to sell and convey the Equipment to Transferee. Transferor shall warrant and defend the sale of the Equipment to Transferee against any and all persons who claim title to the Equipment, subject only to the encumbrances listed above. Transferor hereby indemnifies and holds Transferee harmless from, against and in respect of (and on demand shall reimburse Transferee for) any and all loss, liability or damage (including reasonable attorney's fees) suffered or incurred by Transferee by reason of any untrue representation, breach of warranty or nonfulfillment of any covenant by Transferor contained herein or in any certificate, document or instrument delivered to Transferee pursuant hereto or in connection herewith.

3. Other than is stated above, Transferor makes no express warranties, makes no implied warranties and disclaims any warranties of merchantability or fitness for the purpose, and Transferee understands that the Equipment is being sold and transferred AS IS, WHERE IS.

4. This Bill of Sale shall be construed and interpreted, and the rights of the parties determined in accordance with, the laws of the State of Minnesota, without reference to conflicts of law principles thereunder.

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5.  All of the covenants and agreements contained herein shall apply to and bind the Transferor and benefit the Transferee and their respective successors and assigns.

    IN WITNESS WHEREOF, the parties hereto have caused this Bill of Sale to be duly executed and delivered by their respective duly authorized officers, as of the day and year first above written.


RIMAGE SERVICES GROUP                ADVANCED DUPLICATION SERVICES, INC.

By: /s/ Bernard P. Aldrich           By: /s/ Mike Bernstein
   -------------------------------      -------------------------------
   Bernard P. Aldrich                   Mike Bernstein
   Its President and CEO                Its Chief Executive Officer

                                     By: /s/ Kathy Peterson
                                         -------------------------------
                                         Kathy Peterson
                                         Its Chief Operating Officer






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